Exhibit 99.1

NewHydrogen’s CEO and Sustainable Farming Expert Explore the Role of Green Hydrogen in Agriculture

Dr. Krish Jayachandran presents green hydrogen: a catalyst for sustainable farming

SANTA CLARITA, Calif. (July 15, 2024) — NewHydrogen, Inc. (OTCMKTS:NEWH), the developer of ThermoLoop™, a breakthrough technology that uses water and heat rather than electricity to produce the world’s cheapest green hydrogen, today announced a podcast featuring CEO Steve Hill and Dr. Krish Jayachandran with Environmental Microbiology/Soil Science in the Department of Earth and Environment at Florida International University, discussing advancements in green hydrogen production.

In a recent podcast, Steve Hill and Dr. Jayachandran discussed the transformative potential of green hydrogen in sustainable agriculture. Dr. Jayachandran stated, “This green hydrogen, green ammonia can revolutionize future sustainable agriculture practice if properly implemented.”

The conversation between Dr. Jayachandran and Hill revolved around the pressing need for collaborative efforts to address research and development challenges in the field. They underscored the ecological advantages and diverse applications of green hydrogen, projecting its use in powering farm machinery and irrigation systems, all while mitigating carbon emissions.

In his concluding remarks, Dr. Jayachandran asserted, “The future of agriculture hinges on the widespread adoption of green technologies and sustainable practices.”

Dr. Krish Jayachandran received his PhD in Plant Pathology with specialization in Soil Microbiology and Soil Science, from Kansas State University. Dr. Jayachandran is a Distinguished University Professor of Environmental Microbiology/Soil Science in the Department of Earth and Environment. Using microbiology as a central tool, he is specialized in nutrient cycling and soil health, microbial diversity and activity, isolation and characterization of pesticide degrading microorganisms, biocontrol of invasive plant species, marine and freshwater toxins and microbial degradation, and soil-plant-microbial interactions. Dr. Jayachandran is listed as Google Scholar at https://scholar.google.com/citations?user=cikM3poAAAAJ.

Watch the full discussion on the NewHydrogen Podcast featuring Dr. Krish Jayachandran at https://newhydrogen.com/videos/ceo-podcast/dr-krish-jayachandran-florida-international-university.

For more information about NewHydrogen, please visit https://newhydrogen.com/.

About NewHydrogen, Inc.

NewHydrogen is developing ThermoLoop™ – a breakthrough technology that uses water and heat rather than electricity to produce the world’s lowest cost green hydrogen. Hydrogen is the cleanest and most abundant element in the universe, and we can’t live without it. Hydrogen is the key ingredient in making fertilizers needed to grow food for the world. It is also used for transportation, refining oil and making steel, glass, pharmaceuticals and more. Nearly all the hydrogen today is made from hydrocarbons like coal, oil, and natural gas, which are dirty and limited resources. Water, on the other hand, is an infinite and renewable worldwide resource.

Currently, the most common method of making green hydrogen is to split water into oxygen and hydrogen with an electrolyzer using green electricity produced from solar or wind. However, green electricity is and always will be very expensive. It currently accounts for 73% of the cost of green hydrogen. By using heat directly, we can skip the expensive process of making electricity, and fundamentally lower the cost of green hydrogen. Inexpensive heat can be obtained from concentrated solar, geothermal, nuclear reactors and industrial waste heat for use in our novel low-cost thermochemical water splitting process. Working with a world class research team at UC Santa Barbara, our goal is to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

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NewHydrogen, Inc.

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